Exhibit 4.10

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

SECURED CONVERTIBLE PROMISSORY NOTE

Effective (date)

FOR VALUE RECEIVED, EPIEN Medical, Inc., a Minnesota corporation (the “Company” or the “Borrower”), hereby promises to pay to the order of _______________________________ , a _____________ and/or its permitted assigns (the “Holder”), the aggregate principal amount of $_________________________ (the “Principal”), together with interest on the unpaid Principal amount hereof, upon the terms and conditions hereinafter set forth. This Secured Convertible Promissory Note is defined herein as the “Note”. The “Effective Date” of this Note shall be (date). This Note is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein. Certain capitalized terms used herein have the meanings given to them in that certain Subscription Agreement dated (date) between the Company and certain accredited investors named therein (the “Subscription Agreement”).

1.	Payment Terms. The balance of Principal, together with any accrued and unpaid interest due hereunder shall be due and payable on the earlier of (i) (date), (ii) the date the Holder has effected an Acceleration, (iii) the date that Holder has effected a Default Acceleration; or (iv) the date that Holder has effected a Change of Control Acceleration (the earlier of (i), (ii), (iii), and (iv), the “Maturity Date”), unless this Note is earlier converted as set forth below. This Note is one of the Senior Secured Convertible Promissory Notes (the “Notes”) issued by the Company pursuant to the Subscription Agreement. This Note may not be prepaid prior to the Maturity Date without the prior written consent of the Holder. In the event that this Note is repaid prior to the first anniversary of the Effective Date (either due to an Acceleration, Default Acceleration, a Capital Raise or Change of Control Acceleration, or with the written consent of the Holder), the Company shall pay the Holder a pre-payment penalty equal to (a) 10% of the original Principal amount of this Note, less (b) Interest which has accrued under this Note through such date of prepayment and been paid to the Holder (the “Pre-Payment Penalty”).

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #__

2.	Interest. Interest on the outstanding Principal of this Note shall accrue at a rate of (percent) per annum (“Interest”), compounded annually, and shall be due and payable on the earlier of (a) the Maturity Date, and (b) the date this Note has been completely converted (payable in shares of common stock). All past-due Principal and Interest shall bear Interest at the rate of eighteen percent (18%) per annum until paid in full (the “Default Rate”). Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days.

(a) Notwithstanding any provision in this Note, the total liability for payments of Interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Minnesota or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”).

(b) In the event the total liability for payments of Interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the Principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the Principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of Principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the Principal balance. The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

(c) If any payment of Principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Minnesota, are authorized or required to be closed for business.

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #

3.	Conversion of this Note.

(a) The unpaid Principal balance of this Note, together with all accrued and unpaid Interest and as applicable, the Pre-Payment Penalty (such amount converted by the Holder, the “Aggregate Amount Converted”), is convertible at the option of the Holder, from time to time, following a Qualified Financing, into that number of shares of Common Stock (the “Shares”) as equals the Aggregate Amount Converted divided by 85% of the Public Offering Price, subject to adjustment as discussed herein (the “Conversion Price”)(each a “Conversion” and such option, the “Holder Conversion Option”). In the event that the Conversion occurs within one year of the Effective Date, the Pre-Payment Penalty shall also be deemed due and payable, and such Pre-Payment Penalty may also be converted into Common Stock pursuant to this Section 3(a).

(b) “Public Offering Price” means the actual or implied price per share of Common Stock paid by the purchasers of the Qualified Offering Securities sold in the Qualified Financing, as reasonably determined by the board of directors of the Company.

(c) “Qualified Financing” means the closing of the Company’s first sale of its Common Stock to the public after the date of this Note (including as part of a unit or in the form of, or as part of, a convertible security), in an offering underwritten by an investment banking firm, pursuant to an effective registration statement under the Securities Act, which results in the Common Stock being listed on a national securities exchange or NASDAQ, or quoted on the OTCQB or OTCQX market.

(d) “Qualified Offering Securities” means the equity securities issued by the Company in the Qualified Financing.

(e) Following Qualified Financing, the Company shall within ten (10) Business Days, notify the Holder that a Qualified Financing has occurred, at the address of Holder which the Company then has on record.

(f) In order to exercise the Holder Conversion Option, the Holder shall provide the Borrower a written notice of its intentions to exercise the Holder Conversion Option, which notice shall set forth the amount of this Note to be converted and the applicable Principal, Interest and the applicable Principal and Interest and if applicable, Pre-Payment Penalty to be converted and the calculation of the applicable Conversion Price, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”).

(g) The Company shall cause the Shares received upon exercise of the Holder Conversion Option hereunder to be transmitted by its transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Borrower is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by the Holder or (B) the Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Conversion (such date, the “Share Delivery Date”). Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Note has been converted, irrespective of the date of delivery of the Shares.

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #

(h) Notwithstanding the foregoing, If the Borrower reasonably believes that there is an error in Holder’s calculation of the Shares issuable in connection with the Notice of Conversion or the Conversion Price provided for therein, or another issue with the conversion, the Borrower shall not be obligated to honor such defective Notice of Conversion and shall promptly notify Holder of such errors.

(i) Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Borrower until the Holder has converted the entire amount of this Note, in which case, the Holder shall surrender this Note to the Borrower for cancellation within three (3) Business Days of the date the final Notice of Conversion is delivered to the Borrower. Partial conversions of this Note shall have the effect of lowering the outstanding Principal and Interest due on this Note, as applicable. The Holder and the Borrower shall maintain records showing the actual Principal and Interest on this Note, provided that absent manifest error, the Borrower’s records shall control.

(g) The Borrower shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the Shares to the Holder, in the event the Holder exercises its rights under the Holder Conversion Option.

(h) Following the effective time of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if the Borrower generally issues certificates) for the number of Shares which this Note has been Converted.

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #____

4.	General Provisions Relating to the Shares and Conversions.

(a) Conversion calculations pursuant to Section 3, shall be rounded to the nearest whole share of Common Stock.

(b) If the Borrower at any time or from time to time on or after the Effective Date effects a subdivision of its outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Borrower at any time or from time to time on or after the Effective Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased.

(c) The Company shall not effect any exercise of the Holder Conversion Option and a Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Holder Conversion Option with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonconverted portion of this Note owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether the Holder Conversion Option is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The limitations contained in this paragraph shall apply to a successor holder of this Note.

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #____

5.	Acceleration and Change of Control Acceleration.

(a) At the option of the Holder, at any time after the earlier of (i) the date that the Company has completed a subsequent capital raise or capital raises (whether through the sale of debt or equity) in the aggregate amount of at least $10 million after the date of this Note; or (ii) has completed a Qualified Financing, the Holder may, by written notice to the Borrower, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on (including where applicable, the Pre-Payment Penalty) this Note to be immediately due and payable (an “Acceleration”)

(b) If a Change of Control (as defined below) occurs and the Holder has not approved such Change of Control in writing (unless such Change of Control has been waived by Holder), Holder shall have the right, by written notice to the Company, to declare the entire amount of this Note, including all Principal and Interest and Pre-Payment Penalty immediately due and payable (a “Change of Control Acceleration”). “Change of Control” means (i) the completion by the Company of a plan of merger or consolidation of the Company with any other Person as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation or entity; (ii) the closing of a transaction involving the Company providing for the sale or transfer of substantially all the assets of the Company; or (iii) the acquisition of more than 50% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Exchange Act (other than the Company or a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company), in each case unless approved by the written consent of the Holder.

6.	Security. This Note is a senior secured obligation of the Company, as set forth in the Security Agreement being executed by the Company and the Holders on the date hereof.

7.	Events of Default. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by the Holder), the Holder, may, by written notice to the Borrower, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on (including where applicable, the Pre-Payment Penalty) this Note to be immediately due and payable (a “Default Acceleration”) (provided that upon the occurrence of an Event of Default described in Section 7(c) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on (including where applicable, the Pre-Payment Penalty) this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note, unless waived in writing by the Holder:

(a) Borrower shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder (including, where applicable, the Pre-Payment Penalty) ; or

(b) Borrower shall have breached in any material respect any material covenant in this Note, the Subscription Agreement, the Subordination Agreement, the terms of the Warrants, or the Security Agreement, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days from the date that the Holder has provided the Borrower written notice of such breach; or

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #____

(c) Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d) Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, the Holder, may proceed to protect and enforce the rights of the Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and shall also be authorized to take all actions to enforce the security interest set forth in the Security Agreement. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Borrower will pay to the Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

8.	Assignment and Transfer by Holder. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to applicable law and the availability of an exemption from registration for such transfer, which shall be approved by the Company subject to the Holder providing the Company a legal opinion for such transfer, which opinion shall be reasonably accepted by the Company, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

9.	Costs and Fees. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Note, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #____

10.	Governing Law. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Minnesota, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note.

11.	Construction. When used in this Note, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Note unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Note shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Note, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Note are for convenience only, and shall in no manner be construed as part of this Note.

12.	No Third Party Benefit. The provisions and covenants set forth in this Note are made solely for the benefit of the parties to this Note and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Note.

13.	Jurisdiction, Venue and Jury Trial Waiver. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in the state of Minnesota and for White Bear Lake in Ramsey County, Minnesota, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

14.	Interpretation. The term “Company” ‘or “Borrower” as used herein in every instance shall include the Company’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the context so requires or properly applies. The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns (as permitted pursuant to the terms of this Note), as well as all subsequent assignees, endorsees and holders of this Note (subject to the provisions of this Note providing for transfers and assignments by Holder), either voluntarily by act of the parties or involuntarily by operation of law.

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #____

15.	WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

16.	Cumulative Rights. No delay on the part of Holder or other holder of this Note in the exercise of any power or right under this Note, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right. Enforcement by the Holder or other holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

17.	Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 17, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 17, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable party or parties at the address specified on the signature page of the Subscription Agreement, subject to notice of changes thereof from any party with at least ten (10) Business Days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

18.	Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

19.	Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

20.	Review and Knowledge. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

21.	Effect of Facsimile and Photocopied Signatures. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

EPIEN Medical, Inc.

Secured Convertible Promissory Note
Note #____

22.	Entire Agreement. This Note, together with the Subscription Agreement, the Subordination Agreement and the Security Agreement, constitute the sole and only agreements of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

[Remainder of page left intentionally blank. Signature page follows.]

EPIEN Medical, Inc.

Secured Convertible Promissory Note

Note #____

IN WITNESS WHEREOF, the undersigned have caused this Secured Convertible Promissory Note to be executed and delivered as of the date first above written, to be effective as of the Effective Date set forth above.

“Company”

EPIEN Medical, Inc.

By:

Its: President	Reginald Dupre

Printed Name:

EPIEN Medical, Inc.

Secured Convertible Promissory

EXHIBIT A

Conversion Election Form

____________, 20

Re: Conversion of Convertible Promissory Note CN-Ladies and Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Secured Convertible Promissory Note CN-_____________________ of EPIEN Medical, Inc. (the “Company”) dated____________________, 2021 in the amount of $________ (the “Note” – certain capitalized terms used herein have the meanings given to such terms in the Note), held by us, we hereby elect to effect a Conversion (as such term in defined in the Note), in connection with $______________________ of the amount currently owed under the Note (including $______________________ of Principal and $________ of accrued Interest), effective as of the date of this writing, which amount will convert into_____________________ shares of the Common Stock of the Company (the “Conversion”), respectively, based on Conversion Price of $__________________________ (as defined in the Note). Please issue certificate(s) for the applicable securities issuable upon the Conversion, in the name of the person provided below. The Conversion will not cause us to exceed the Beneficial Ownership Limitation. We hereby re-confirm and re-certify the Representations in connection with, and as of the date of, this notice.

Very truly yours,

Name:

If on behalf of Entity:
Entity Name: __________________
Signatory’s Position with Entity:

If held jointly:
Joint Holder: ___________________
Name:

Please issue certificate(s) for Common Stock as follows:

Name
Address
Social Security No./EIN of Shareholder

Please send the certificate(s) evidencing the Common Stock to:
Attn:
Address:

EPIEN Medical, Inc.

Secured Convertible Promissory Note

Note #____